EXHIBIT 99.1

HSN, Inc. Reports Third Quarter 2014 Results

HSNi Highlights:

  Net sales increased 5% with digital sales up 7%
  Adjusted EBITDA increased 9%
  Adjusted EPS was $0.74 compared to $0.70 in the prior year
  HSN net sales increased 7%; gross profit increased 9%; and Adjusted EBITDA increased 17%
  Quarterly dividend increased 40% to $0.35 per share

ST. PETERSBURG, Fla., Nov. 4, 2014 (GLOBE NEWSWIRE) -- HSN, Inc. (Nasdaq:HSNI) reported results for the third quarter ended September 30, 2014 for HSN, Inc. ("HSNi" or "Company") and its two operating segments, HSN and Cornerstone.

Table 1
HSNi SUMMARY RESULTS AND KEY OPERATING METRICS (a)
(In millions, except per share and average price point amounts)
	Q3 2014	Q3 2013	Change

Net Sales	$ 837.5	$ 798.9	5%

Adjusted EBITDA (Non-GAAP)	$ 81.0	$ 74.6	9%
Operating Income (GAAP)	$ 66.0	$ 61.1	8%

Adjusted Net Income (Non-GAAP)	$ 39.5	$ 38.3	3%
Net Income (GAAP) (b)	$ 39.5	$ 42.1	(6)%

Adjusted EPS (Non-GAAP)	$ 0.74	$ 0.70	6%
Diluted EPS (GAAP) (b)	$ 0.74	$ 0.77	(4)%

Average price point	$ 62.35	$ 60.33	3%
Units shipped	15.0	14.8	1%
Gross margin	36.1%	36.1%	0 bps
Return rate	16.3%	17.0%	(70 bps)
Digital sales penetration	47.4%	46.5%	90 bps

(a) HSNi's two operating segments, HSN and Cornerstone, are presented separately in Tables 2 and 3 of this release.
(b) Q3 2013 results include discrete tax benefits of $3.7 million, or $0.07 per diluted share.

See reconciliation of Non-GAAP to GAAP measures in Table 4.

Third Quarter 2014 Results vs Third Quarter 2013 Results

  HSNi's net sales grew 5% over the prior year to $837.5 million. HSN's net sales increased 7% to $578.3 million, including 13% growth in digital sales. Cornerstone's net sales remained relatively unchanged at $259.2 million.
  HSNi's Adjusted EBITDA increased 9% to $81.0 million. HSN's Adjusted EBITDA increased 17% to $66.7 million. Cornerstone's Adjusted EBITDA decreased $3.2 million to $14.3 million. HSNi operating income increased 8% to $66.0 million.
  HSNi's board of directors approved a quarterly cash dividend of $0.35 per share representing a 40% increase from the prior dividend of $0.25 per share and is payable December 17, 2014 to shareholders of record as of December 3, 2014.

"HSNi's strong performance in the quarter was a direct result of the successful execution of our strategic initiatives. HSN's unrelenting focus on customer acquisition and assimilation, digital optimization, and the strength of our product portfolio drove overall sales growth of 7% and digital sales growth of 13%. We also had sequential financial improvement at Cornerstone," stated Mindy Grossman, CEO of HSN, Inc. "HSNi achieved net sales growth of 5% and EBITDA growth of 9%. Digital sales were up 7% and mobile sales increased 37%, with mobile now representing 16% of our total business. We remain highly committed to returning value to our shareholders. Today, we increased our quarterly dividend by 40%, demonstrating our continued confidence in HSNi's long-term growth and cash generation."

Table 2
SEGMENT RESULTS
($ in millions)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014	2013	Change	2014	2013	Change
Net Sales
HSN	$ 578.3	$ 538.6	7%	$ 1,679.3	$ 1,614.9	4%
Cornerstone	259.2	260.3	—%	790.8	769.2	3%
Total HSNi	$ 837.5	$ 798.9	5%	$ 2,470.1	$ 2,384.1	4%

Gross Profit
HSN	$ 202.7	$ 186.2	9%	$ 589.8	$ 566.1	4%
Cornerstone	99.7	102.4	(3)%	301.5	311.4	(3)%
Total HSNi	$ 302.4	$ 288.6	5%	$ 891.3	$ 877.5	2%

Adjusted EBITDA (Non-GAAP measure)
HSN	$ 66.7	$ 57.1	17%	$ 188.5	$ 173.2	9%
Cornerstone	14.3	17.4	(18)%	34.3	53.4	(36)%
Total HSNi	$ 81.0	$ 74.6	9%	$ 222.8	$ 226.6	(2)%

Operating Income
HSN	$ 56.2	$ 47.6	18%	$ 156.8	$ 143.2	9%
Cornerstone (a)	9.8	13.5	(27)%	18.4	41.7	(56)%
Total HSNi	$ 66.0	$ 61.1	8%	$ 175.2	$ 184.9	(5)%

(a) Results for the nine months ended September 30, 2014 include a $3.1 million settlement related to a civil penalty assessed by the Consumer Product Safety Commission.

See reconciliation of Non-GAAP to GAAP measures in Table 4.

Table 3
SEGMENT KEY OPERATING METRICS

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014	2013	Change	2014	2013	Change
HSN:
Average price point	$ 57.98	$ 55.70	4%	$ 57.33	$ 56.68	1%
Units shipped (millions)	11.5	11.2	3%	33.9	33.1	2%
Gross margin	35.1%	34.6%	50 bps	35.1%	35.1%	0 bps
Return rate	17.6%	18.8%	(120 bps)	18.2%	19.3%	(110 bps)
Digital sales penetration	38.8%	36.8%	200 bps	38.0%	36.0%	200 bps
Cornerstone:
Average price point	$ 76.28	$ 74.22	3%	$ 78.91	$ 78.33	1%
Units shipped (millions)	3.5	3.6	(3)%	10.4	10.1	3%
Gross margin	38.5%	39.3%	(80 bps)	38.1%	40.5%	(240 bps)
Return rate	13.2%	13.2%	0 bps	13.0%	13.1%	(10 bps)
Digital sales penetration	66.5%	66.5%	0 bps	65.9%	65.3%	60 bps
Catalog circulation (millions)	79.1	82.0	(4)%	244.2	236.7	3%

HSN Segment Results for the Third Quarter 2014

HSN's net sales increased 7% to $578.3 million due to strong sales growth in apparel & accessories, home design, health and electronics, partially offset by a decline in jewelry.  Digital sales grew 13% with penetration increasing 200 basis points to 38.8%. The return rate decreased 120 basis points to 17.6% primarily due to changes in product mix. Units shipped increased 3% and average price point increased 4%.

Gross profit increased 9% to $202.7 million. Gross margin increased 50 basis points to 35.1% primarily due to lower clearance sales and higher product margins, partially offset by an increase in net shipping expense. Operating expense leverage (excluding non-cash charges) improved 50 basis points to 23.5%.

Adjusted EBITDA increased 17% to $66.7 million. Operating income increased 18% to $56.2 million.

Cornerstone Segment Results for the Third Quarter 2014

Cornerstone's net sales were $259.2 million, a decrease of $1.1 million from the prior year. Sales grew in the home brands, offset by lower sales in the apparel brands, particularly Garnet Hill. Digital sales penetration was 66.5%, consistent with the prior year.

Gross profit decreased 3% to $99.7 million. Gross margin decreased 80 basis points to 38.5% due to lower net shipping margins and increased promotional activity primarily in the apparel brands. Operating expenses (excluding non-cash charges) were relatively flat and as a percentage of net sales increased 40 basis points to 33.0%.

Adjusted EBITDA decreased $3.2 million to $14.3 million. Operating income was $9.8 million compared to $13.5 million in the prior year.

Effective Tax Rate

HSNi's effective tax rate was 38% for the third quarter of 2014 compared to 29% in the prior year. The change in the effective tax rate was primarily due to discrete tax benefits of $3.7 million realized in the prior year. Excluding the impact of these items, the effective tax rate in the prior year would have been 36%.

Liquidity and Capital Resources

As of September 30, 2014, HSNi had cash and cash equivalents of $93.1 million compared to $196.4 million at December 31, 2013 and $108.3 million at September 30, 2013. Net cash provided by operating activities in the nine months ended September 30, 2014 was $28.2 million compared to $95.1 million in the prior year. The decrease is primarily due to an increase in inventories, partially offset by the timing of payments of accounts payable and income taxes. Inventory growth in the third quarter outpaced the prior year as HSN normalized its inventory levels to support future sales growth, made strategic investments in certain proprietary products and enhanced its digital assortment.

HSNi's board of directors approved a quarterly cash dividend of $0.35 per share payable December 17, 2014 to shareholders of record as of December 3, 2014. This dividend represents a 40% increase in the prior dividend of $0.25 per share and demonstrates HSNi's continued confidence in its long-term growth potential.

In July 2014, HSNi completed its 10 million share repurchase program authorized in September 2011 at an aggregate cost of $451 million, representing an average cost of $45.10 per share. Since inception of its capital return plan in September 2011, HSNi has returned $571 million to its shareholders through a balanced approach of share repurchases and cash dividends.  HSNi remains committed to returning value to shareholders, while preserving liquidity and flexibility to invest in the business.

OTHER INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release may contain forward-looking statements relating to the future performance and financial condition of HSNi, its operating segments and its consolidated subsidiaries. Forward-looking statements are based on management's current expectations and assumptions which may not prove to be accurate. Forward-looking statements are not guarantees of performance or historical facts and there are a number of known and unknown risks, uncertainties, contingencies and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include but are not limited to: our ability to attract new and retain existing customers in a cost-effective manner; our exposure to intense competition and our ability to effectively compete for customers; changes in political, business and economic conditions, particularly those that affect consumer confidence, consumer spending or digital sales growth; changes in our relationships with pay television operators, vendors, manufacturers and other third parties; changes in shipping and handling costs, particularly if we are unable to offset them; any technological or regulatory developments that could negatively impact the way we do business, including regulations regarding state and local sales and use taxes; risks associated with possible systems failures and/or security breaches, including any breach that results in the theft, transfer or unauthorized access or disclosure of customer, employee or company information, or the failure to comply with various laws applicable to HSNi in the event of such a breach; any material change in HSNi's business prospects and/or strategy, including whether HSNi's initiatives and investments will be effective; our ability to offer new or innovative products and services through various platforms in a cost effective manner and consumer acceptance of these products and services; risks associated with acquisitions including the ability to successfully integrate new business and achieve expected benefits and results; and the loss of any key member of our senior management team. More information about potential factors that could affect HSNi's business and financial results is included in our filings with the U.S. Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect HSNi's business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, any forward-looking statements may not prove to be accurate. All written or oral forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. Accordingly, you should not place undue reliance on any forward-looking statements, which only reflect the views of HSNi management as of the date of this press release. Such statements speak only to the date such statements are made and HSNi does not undertake to update any forward-looking statements. Historical results should not be considered as an indication of future performance.

Conference Call

Mindy Grossman, Chief Executive Officer, and Judy Schmeling, Chief Operating Officer and Chief Financial Officer, will hold a conference call on Tuesday, November 4, 2014 at 9:00 a.m., Eastern Standard Time, to discuss these results. Those interested in participating in the conference call should dial 877-307-0246 or 224-357-2394 at least five minutes prior to the call. There will also be a simultaneous audio webcast available via HSNi's website at http://www.hsni.com.

A replay of the conference call can be accessed until Tuesday, November 18, 2014 by dialing 855-859-2056 or 404-537-3406, plus the pass code 17192651 and will also be hosted on the company's website for a limited time.

About HSN, Inc.

HSN, Inc. (Nasdaq:HSNI) is a $3.4 billion interactive multichannel retailer with strong direct-to-consumer expertise among its two operating segments, HSN and Cornerstone. HSNi offers innovative, differentiated retail experiences on TV, online, via mobile devices, in catalogs, and in brick and mortar stores. HSN, a leading interactive multichannel retailer which offers a curated assortment of exclusive products combined with top brand names, now reaches 95 million homes (24 hours a day, seven days a week, live 364 days a year). HSN.com offers a differentiated digital experience by leveraging content, community and commerce. In addition to its existing media platforms, HSN is the industry leader in transactional innovation, including services such as HSN Shop by Remote®, the only service of its kind in the U.S., the HSN Shopping App for mobile handheld devices and HSN on Demand®. Cornerstone comprises leading home and apparel lifestyle brands including Ballard Designs®, Chasing Fireflies®, Frontgate®, Garnet Hill®, Grandin Road®, Improvements® and TravelSmith®. Cornerstone distributes approximately 320 million catalogs annually, operates eight separate digital sales sites and operates 11 retail and outlet stores.

GAAP FINANCIAL STATEMENTS
HSN, INC. CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Net sales	$ 837,477	$ 798,890	$ 2,470,101	$ 2,384,147
Cost of sales	535,062	510,300	1,578,777	1,506,633
Gross profit	302,415	288,590	891,324	877,514
Operating expenses:
Selling and marketing	171,852	165,395	521,838	504,812
General and administrative	53,440	51,708	161,569	157,495
Depreciation and amortization	11,155	10,402	32,714	30,305
Total operating expenses	236,447	227,505	716,121	692,612
Operating income	65,968	61,085	175,203	184,902
Interest expense, net	(1,833)	(1,625)	(5,343)	(4,928)
Income before income taxes	64,135	59,460	169,860	179,974
Income tax provision	(24,604)	(17,408)	(65,207)	(63,098)
Net income	$ 39,531	$ 42,052	$ 104,653	$ 116,876
Net income per share
Basic	$ 0.75	$ 0.79	$ 1.98	$ 2.17
Diluted	$ 0.74	$ 0.77	$ 1.95	$ 2.12
Shares used in computing earnings per share
Basic	52,420	53,234	52,829	53,849
Diluted	53,246	54,379	53,716	55,123
Dividends declared per common share	$ 0.25	$ 0.18	$ 0.75	$ 0.54

HSN, INC. CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands)
	September 30,	December 31,	September 30,
	2014	2013	2013
ASSETS
Current assets:
Cash and cash equivalents	$ 93,063	$ 196,433	$ 108,251
Accounts receivable, net	215,574	265,115	192,931
Inventories	477,580	327,319	383,144
Deferred income taxes	20,428	29,761	29,560
Prepaid expenses and other current assets	56,513	48,630	59,216
Total current assets	863,158	867,258	773,102
Property and equipment, net	180,009	178,720	170,903
Intangible assets, net	262,061	262,460	265,761
Goodwill	9,858	9,858	9,858
Other non-current assets	13,593	19,627	6,692
TOTAL ASSETS	$ 1,328,679	$ 1,337,923	$ 1,226,316
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable, trade	$ 254,160	$ 255,627	$ 228,296
Current maturities of long-term debt	15,625	12,500	12,500
Accrued expenses and other current liabilities	203,788	207,984	171,114
Total current liabilities	473,573	476,111	411,910
Long-term debt, net of current maturities	215,625	228,125	231,250
Deferred income taxes	75,868	88,034	89,893
Other long-term liabilities	15,482	16,572	11,619
Total liabilities	780,548	808,842	744,672
Total shareholders' equity	548,131	529,081	481,644
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 1,328,679	$ 1,337,923	$ 1,226,316

HSN, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in thousands)
	Nine Months Ended
	September 30,
	2014	2013
Cash flows from operating activities attributable to continuing operations:
Net income	$ 104,653	$ 116,876
Adjustments to reconcile income from continuing operations to net cash provided by operating activities attributable to continuing operations:
Depreciation and amortization	32,714	30,305
Stock-based compensation expense	11,691	10,279
Amortization of debt issuance costs	830	847
Deferred income taxes	(2,875)	8,412
Bad debt expense	14,987	15,001
Excess tax benefits from stock-based awards	(6,294)	(7,754)
Other	115	1,069
Changes in current assets and liabilities:
Accounts receivable	34,556	41,745
Inventories	(150,261)	(52,208)
Prepaid expenses and other assets	(9,825)	(12,725)
Accounts payable, accrued expenses and other liabilities	(2,083)	(56,698)
Net cash provided by operating activities attributable to continuing operations	28,208	95,149
Cash flows from investing activities attributable to continuing operations:
Capital expenditures	(24,975)	(34,088)
Other	(448)	—
Net cash used in investing activities attributable to continuing operations	(25,423)	(34,088)
Cash flows from financing activities attributable to continuing operations:
Repayments of long-term debt	(9,375)	(6,250)
Repurchase of common stock	(55,467)	(137,025)
Cash dividends paid	(39,488)	(29,046)
Proceeds from issuance of common stock	2,093	5,886
Tax withholdings related to stock-based awards	(10,191)	(13,897)
Excess tax benefits from stock-based awards	6,294	7,754
Payment of contingent consideration obligation	—	(2,172)
Net cash used in financing activities attributable to continuing operations	(106,134)	(174,750)
Total cash used in continuing operations	(103,349)	(113,689)
Total cash used in discontinued operations	(21)	(152)
Net decrease in cash and cash equivalents	(103,370)	(113,841)
Cash and cash equivalents at beginning of period	196,433	222,092
Cash and cash equivalents at end of period	$ 93,063	$ 108,251

Table 4
RECONCILIATIONS OF NON-GAAP TO GAAP MEASURES

HSN, INC. RECONCILIATION OF NON-GAAP TO GAAP DETAILED SEGMENT RESULTS
(unaudited; in thousands)

	Three Months Ended			Three Months Ended
	September 30, 2014			September 30, 2013
	HSN	Cornerstone	Total	HSN	Cornerstone	Total

Adjusted EBITDA	$ 66,730	$ 14,255	$ 80,985	$ 57,136	$ 17,426	$ 74,562
Stock-based compensation expense	(3,086)	(795)	(3,881)	(2,128)	(896)	(3,024)
Depreciation and amortization	(7,477)	(3,678)	(11,155)	(7,368)	(3,034)	(10,402)
Gain (loss) on disposition of fixed assets	5	14	19	(10)	(41)	(51)
Operating income	$ 56,172	$ 9,796	$ 65,968	$ 47,630	$ 13,455	$ 61,085
Interest expense, net			(1,833)			(1,625)
Income before income taxes			64,135			59,460
Income tax provision			(24,604)			(17,408)
Net income			$ 39,531			$ 42,052

	Nine Months Ended			Nine Months Ended
	September 30, 2014			September 30, 2013
	HSN	Cornerstone	Total	HSN	Cornerstone	Total

Adjusted EBITDA	$ 188,530	$ 34,305	$ 222,835	$ 173,205	$ 53,350	$ 226,555
Stock-based compensation expense	(9,283)	(2,408)	(11,691)	(7,712)	(2,567)	(10,279)
Depreciation and amortization	(22,337)	(10,377)	(32,714)	(21,226)	(9,079)	(30,305)
CPSC settlement (a)	—	(3,100)	(3,100)	—	—	—
Loss on disposition of fixed assets	(100)	(27)	(127)	(1,028)	(41)	(1,069)
Operating income	$ 156,810	$ 18,393	$ 175,203	$ 143,239	$ 41,663	$ 184,902
Interest expense, net			(5,343)			(4,928)
Income before income taxes			169,860			179,974
Income tax provision			(65,207)			(63,098)
Net income			$ 104,653			$ 116,876

(a) Included a $3.1 million settlement related to a civil penalty assessed by the Consumer Product Safety Commission.

HSN, INC. RECONCILIATION OF ADJUSTED NET INCOME AND ADJUSTED EPS TO GAAP NET INCOME AND GAAP DILUTED EPS
(unaudited; in thousands except per share amounts)

	Three Months Ended
	September 30,
	2014		2013

	Net Income	EPS	Net Income	EPS
Non-GAAP Adjusted	$ 39,531	$ 0.74	$ 38,330	$ 0.70
Discrete income tax benefit	—	—	3,722	0.07
GAAP	$ 39,531	$ 0.74	$ 42,052	$ 0.77
GAAP diluted weighted average shares outstanding		53,246		54,379

	Nine Months Ended
	September 30,
	2014		2013

	Net Income	EPS	Net Income	EPS
Non-GAAP Adjusted	$107,753	$ 2.01	$113,154	$ 2.05
CPSC Settlement	(3,100)	(0.06)	—	—
Discrete income tax benefit	—	—	3,722	0.07
GAAP	$ 104,653	$ 1.95	$ 116,876	$ 2.12
GAAP diluted weighted average shares outstanding		53,716		55,123

HSN, INC.'S PRINCIPLES OF FINANCIAL REPORTING

HSNi reports Adjusted EBITDA, Adjusted Net Income and Adjusted EPS, all of which are supplemental measures to GAAP. These measures are among the primary metrics by which we evaluate the performance of our businesses, on which our internal budgets are based and by which management is compensated. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. HSNi endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures contained in this release and which we discuss below.

Definitions of Non-GAAP Measures

Adjusted EBITDA is defined as operating income excluding, if applicable: (1) non-cash charges including: (a) stock-based compensation expense, (b) amortization of intangibles, (c) depreciation and gains and losses on asset dispositions, and (d) goodwill, long-lived asset and intangible asset impairments; (2) pro forma adjustments for significant acquisitions; and (3) other significant items. Significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, thereby affecting the comparability of results. Adjusted EBITDA is not a measure determined in accordance with GAAP, and should not be considered a substitute for operating income, net income or any other measure determined in accordance with GAAP. Adjusted EBITDA is used as a measurement of operating efficiency and overall financial performance and HSNi believes it to be a helpful measure for those evaluating companies in the retail and media industries. Adjusted EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Adjusted EBITDA has certain limitations in that it does not take into account the impact to HSNi's statement of operations of certain expenses, gains and losses that are excluded from the company's definition of Adjusted EBITDA.

Adjusted Net Income is defined as net income available to common shareholders excluding, net of tax effects, if applicable: (1) goodwill, long-lived asset and intangible asset impairments, (2) pro forma adjustments for significant acquisitions, (3) discontinued operations and (4) other significant items. Significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, thereby affecting the comparability of results.  We believe Adjusted Net Income is useful to investors because it represents HSNi's consolidated results taking into account charges which are not allocated to the operating businesses such as interest expense and taxes, but excluding the effects of goodwill and asset impairments, significant acquisition-related adjustments, discontinued operations and certain other significant items.

Adjusted EPS is defined as Adjusted Net Income divided by diluted weighted average shares outstanding for Adjusted EPS purposes.  We believe Adjusted EPS is useful to investors because it represents, on a per share basis, HSNi's consolidated results, taking into account charges which are not allocated to the operating businesses such as interest expense and taxes, but excluding the effects of goodwill and asset impairments, significant acquisition-related adjustments, discontinued operations and certain other significant items.  Adjusted Net Income and Adjusted EPS have certain limitations in that they do not take into account the impact of goodwill and asset impairments, significant acquisition-related adjustments, discontinued operations and certain other significant items. Therefore, we think it is important to evaluate these measures along with our consolidated statement of operations.

CONTACT: Felise Kissell (Analysts/Investors)
         727-872-7529
         felise.kissell@hsn.net

         Gigi Ganatra Duff (Media)
         727-872-4808
         gigi.ganatraduff@hsn.net